UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 26, 2012

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Hermosa Court, Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Litigation Update

On May 22, 2012, Ariba, Inc. (the “Company” or “Ariba”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with SAP America, Inc., a Delaware corporation (“SAP”), and Angel Expansion Corporation, a Delaware corporation and wholly-owned subsidiary of SAP (“Merger Sub”).

Between May 23, 2012 and June 15, 2012, six plaintiffs filed purported class action lawsuits against the Company, its directors, Merger Sub, SAP, and unnamed “John Doe” defendants in connection with the proposed merger. Four of those purported class actions were brought in the Superior Court of the State of California, County of Santa Clara, captioned Francl v. Ariba, Inc., et al. (May 23, 2012), Wright v. Ariba, Inc., et al. (May 25, 2012), Miller v. Ariba, Inc., et al., (June 1, 2012), and Gillock v. Ariba, Inc., et al. (June 15, 2012) (collectively, the “California Actions”). The other two purported class actions were brought in the Court of Chancery of the State of Delaware, captioned Silverberg v. Ariba, Inc., et al. (May 24, 2012) and Corbett v. Calderoni, et al. (May 31, 2012). Each of the lawsuits alleges that the defendants breached and/or aided and abetted the breach of their fiduciary duties to the Company’s stockholders by seeking to sell the Company through an allegedly unfair process and for an unfair price and on unfair terms. The lawsuits seek, among other things, equitable relief that would enjoin the merger, damages, and attorneys’ fees and costs. The plaintiffs in Francl and in Wright further seek rescission of the Merger Agreement (to the extent it has already been implemented).

On June 5, 2012, the plaintiff in Silverberg filed an amended complaint, adding allegations that the preliminary proxy statement that the Company filed on June 1, 2012 was materially false and misleading.

On June 6, 2012, the plaintiff in Silverberg filed motions for a preliminary injunction and for expedited proceedings. On June 8, 2012, the plaintiffs in Silverberg and Corbett filed a letter with the Delaware Chancery Court informing the court that they had agreed with counsel for the plaintiffs in the California cases to coordinate the litigation of their claims until the time of a stockholder vote through the California Actions. On June 11, 2012, plaintiffs in Francl, Wright and Miller, all then pending before the Superior Court of the State of California, filed a stipulation with the California Superior Court to consolidate these actions into a single action (the “Consolidated Action”), and the stipulation was entered as the order of the Court on June 13, 2012. On June 14, 2012, those plaintiffs filed an amended complaint in the Consolidated Action, In re Ariba, Inc. Shareholder Litigation, alleging substantially the same claims and seeking substantially the same relief as in their individual purported class action lawsuits, and adding allegations that the preliminary proxy statement was materially false and misleading.

On July 24, 2012, the parties in the Consolidated Action filed a Stipulation with the California Superior Court, seeking consolidation of the Gillock action with the Consolidated Action and dismissal of the Consolidated Action without prejudice with the parties to bear their own costs.

On July 26, 2012, the California Superior Court entered an order consolidating the Gillock action with the Consolidated Action and dismissing the Consolidated Action.

Regulatory Update

On May 31, 2012, the Company and SAP filed notification and report forms with the U.S. Department of Justice (the “Justice Department”) and the U.S. Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”). On July 2, 2012, the Company and SAP each received a request for additional information (a “second request”) from the Justice Department in connection with the Justice Department’s review of the merger. The second request is part of the regulatory approval process under the HSR Act. SAP and the Company intend to continue to work with the Department of Justice and, upon the termination of the Department of Justice’s investigation, anticipate completion of the transaction in the fourth quarter 2012.

On May 30, 2012, SAP submitted a merger notification to the Brazilian antitrust authority, Conselho Administrativo de Defesa Economica (“CADE”). On August 1, the Administrative Tribunal of CADE voted unanimously to approve the transaction, without condition. This concludes the merger review process of the transaction in Brazil.

On July 19, 2012, the UK’s Office of Fair Trading began its review of the transaction following an informal submission by SAP with regard to the transaction. There is no statutory deadline for a decision under the informal submission procedure, although a decision in normal cases may be expected within approximately 40 business days.

On July 2, 2012, SAP submitted a courtesy letter notifying the transaction to the Australian Competition and Consumer Commission (“ACCC”). The ACCC indicated its intention to begin an informal review process and, on July 24, 2012, the ACCC commenced market enquiries inviting submissions from interested parties. The closing date for submissions is August 10, 2012. The informal review by the ACCC may take up to two months to complete. While there is no statutory deadline, under the ACCC’s indicative timeline it proposes to announce its decision in early September. There is no formal suspension obligation under applicable Australian merger control law.

See “The Merger-Regulatory Matters” in Ariba’s revised definitive proxy statement relating to the merger filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2012.

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995:

Information and announcements in this Form 8-K involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this Form 8-K are based upon information available to Ariba as of the date of filing of this Form 8-K, and Ariba assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from Ariba’s current expectations. Factors that could cause or contribute to outcomes that differ materially from current expectations include, but are not limited to: the pendency of the Merger Agreement or the failure to complete the merger with SAP; the impact of adverse economic conditions on Ariba’s results of operations and financial condition; the impact of the pendency of the merger, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders and the outcome of and costs associated with pending or future regulatory or legal proceedings. Factors and risks associated with Ariba’s business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on May 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: August 6, 2012	By:	/s/ Ahmed Rubaie
Ahmed Rubaie Executive Vice President and Chief Financial Officer